UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2009

GUESS?, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street Los Angeles, California 90021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2009, the Compensation Committee of the Board of Directors of Guess?, Inc. (the “Company”) approved the following discretionary cash awards with respect to fiscal 2009 for named executive officers under the Company’s annual executive compensation program:

Name and Title	Cash Award
Maurice Marciano, Chairman of the Board	$0
Paul Marciano, Chief Executive Officer and Vice Chairman	$0
Carlos Alberini, President and Chief Operating Officer	$0
Dennis Secor, Senior Vice President and Chief Financial Officer	$70,000
Michael Relich, Senior Vice President and Chief Information Officer	$80,000

Consistent with prior years, the Compensation Committee also certified a special licensing-based cash incentive award of $1,821,237 for Paul Marciano as a result of the Company’s licensing earnings from operations performance for fiscal 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2009	GUESS?, INC.

	By:	/s/ Carlos Alberini

Carlos Alberini
President and Chief Operating Officer